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                                                                    Exhibit 99.2

                                  Law Offces of

                             CHAPMAN AND CUTLER LLP

Theodore S. Chapman   595 Market Street, San Francisco,   Chicago
1877-1943                   California 94105-2839
Henry E. Cutler            Telephone (415) 541-0500       111 West Monroe Street
1879-1959                  Facsimile (415) 541-0506       Chicago, Ilinois 60603
                                 chapman.com              (312) 845-3000

                                                          Salt Lake City

                                                          50 South Main Street
                              SEPTEMBER 29, 2005          Salt Lake City, Utah
                                                          84144 (801) 533-0066

TO THE PARTIES LISTED
ON SCHEDULE A HERETO

     Re: Sequoia Mortgage Trust 2005-4

Ladies and Gentlemen:

     You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 2005-4 (the Trust Fund" and the $329 050 841 Sequoia Mortgage Trust 2005-4 Mortgage Pass-Through Certificates issued with respect thereto (the Certificates). The Trust Fund was established by Sequoia Residential Funding, Inc. (the Depositor pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2005 (the Pooling and Servicing Agreement among the Depositor, HSBC Bank USA, National Association, as Trustee, and Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor s Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-118832) filed with the Securities and Exchange Commission under the Securities Act of 1933 on September 7 2004 and declared effective on or about September 17 2004, and to the Prospectus, dated September 17 2004 (the Prospectus and the forms of prospectus supplements included in such Registration Statement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

     We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement, dated September 26, 2005 (the Prospectus Supplement) used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase and Sale Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of September 29 2005, assigning rights under the Purchase Agreements and the Servicing Agreements, and (vi) such resolutions, certificates records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or
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                                  Law Offces of

                             CHAPMAN AND CUTLER LLP

TO THE PARTIES LISTED
ON SCHEDULE A HERETO
September 29, 2005
Page 2


finals, the conformity to original documents of all documents submitted to us as certified conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and wil be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

     Our opinion is also based on the Internal Revenue Code of 1986, as amended administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service wil not take positions contrary to the conclusions stated in our opinion.

     Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of multiple REMICs, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular, excluding from the assets of each such REMIC the Reserve Fund and the Additional Collateral) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for United States federal income tax purposes:

     1. the statements in the Prospectus under the heading "Federal Income Tax Consequences " as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences " to the extent that they constitute matters of law or legal conclusions with respect to United States federal income tax matters, are correct in all material respects;

     2. each segregated asset pool for which the Pooling and Servicing Agreement directs the Trustee to make a REMIC election wil qualify as a REMIC within the meaning of Section 860D of the Code;

     3. the Reserve Fund is an "outside reserve fund", within the meaning of Treasury Regulations Section 1.860G-2(h), that is beneficially owned by the Certificate Owners of the Class X Certificates; and

     4 the rights of the Certificate Owners with respect to the Reserve Fund represent for United States federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).
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                                 Law Offices of

                             CHAPMAN AND CUTLER LLP

TO THE PARTIES LISTED
ON SCHEDULE A HERETO
September 29, 2005
Page 3


     Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than United States federal income tax laws.

     We impose no limit on your disclosure of this opinion or the tax treatment or tax structure of the transactions described herein. However, we are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it cannot be relied upon by any other person or for any other purpose without our express written permission.

                                        Very truly yours

                                        /s/ CHAPMAN AND CUTTER LLP
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                                 Law Offices of

                             CHAPMAN AND CUTLER LLP

                                   SCHEDULE A

Redwood Trust, Inc.
One Belvedere Place
Suite 300
Mil Valley, CA 94941

Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mil Valley, CA 94941

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Banc of America Securities LLC
214 North Tryon Street
NCI-027-21-04
Charlotte, NC 28255

Wells Fargo Bank,
National Association
9062 Old Annapolis Road
Columbia, MD 21045

HSBC Bank USA,
National Association
452 Fifth Avenue
New York, NY 10018